EXHIBIT 4.13.7
The taking of this document or any certified copy of it or any other document which constitutes substitute documentation for it, or any document which includes written confirmations or references to it, into Austria as well as printing out any e-mail communication which refers to this document in Austria or sending any e-mail communication to which a pdf scan of this document is attached to an Austrian addressee or sending any e-mail communication carrying an electronic or digital signature which refers to this document to an Austrian addressee may cause the imposition of Austrian stamp duty. Accordingly, keep the original document as well as all certified copies thereof and written and signed references to it outside of Austria and avoid printing out any e-mail communication which refers to this document in Austria or sending any e-mail communication to which a pdf scan of this document is attached to an Austrian addressee or sending any e-mail communication carrying an electronic or digital signature which refers to this document to an Austrian addressee.
     SUPPLEMENT NO. 7 (this “Supplement”) dated as of May 4, 2010 to the Collateral Agreement dated as of November 5, 2009 (the “Collateral Agreement”), among REYNOLDS GROUP HOLDINGS INC., a corporation organized under the laws of the state of Delaware (“RGHI”), REYNOLDS CONSUMER PRODUCTS HOLDINGS INC., a corporation organized under the laws of the state of Delaware (the “U.S. Term Borrower” and, together with RGHI, the “U.S. Term Borrowers”), CLOSURE SYSTEMS INTERNATIONAL HOLDINGS INC., a corporation organized under the laws of the state of Delaware (together with the U.S. Term Borrowers, the “Borrowers”), REYNOLDS GROUP ISSUER LLC, a limited liability company formed under the laws of the state of Delaware (the “U.S. Issuer”), REYNOLDS GROUP ISSUER INC., a corporation organized under the laws of the state of Delaware (the “U.S. Co-Issuer” and, together with the U.S. Issuer, the “Issuers”), each Subsidiary of Holdings from time to time party thereto (each such Subsidiary, the Borrowers and the Issuers are referred to collectively herein as the “Grantors”) and THE BANK OF NEW YORK MELLON, as collateral agent (in such capacity, the “Collateral Agent”) for the Secured Parties (as defined therein).
     A. Reference is made to (a) the Credit Agreement dated as of November 5, 2009 (as amended, extended, restructured, renewed, novated, supplemented, restated, refunded, replaced or otherwise modified from time to time, the “Credit Agreement”), among the Borrowers, the European Borrowers (as defined therein), Holdings, the guarantors from time to time party thereto, the lenders from time to time party thereto (the “Lenders”) and Credit Suisse AG (formerly known as Credit Suisse), as administrative agent (in such capacity, the “Administrative Agent”), (b) the Indenture dated as of November 5, 2009 (as amended, extended, restructured, renewed, refunded, novated, supplemented, restated, replaced or otherwise modified from time to time, the “Senior Secured Note Indenture”), among the Reynolds Group Escrow LLC, Reynolds Group DL Escrow Inc. and The Bank of New York Mellon, as trustee (in such capacity, the “Indenture

Trustee”), principal paying agent, transfer agent and registrar and (c) the First Lien Intercreditor Agreement dated as of November 5, 2009 (as amended, novated, supplemented, restated or modified from time to time, the “First Lien Intercreditor Agreement”), among the Collateral Agent, the Indenture Trustee, the Administrative Agent and the Loan Parties party thereto.
     B. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms pursuant to the Collateral Agreement.
     C. The Grantors have entered into the Collateral Agreement in order to induce the Secured Parties to extend credit to the Grantors pursuant to the Loan Documents. Section 5.16 of the Collateral Agreement provides that additional U.S. Subsidiaries of Holdings may become Grantors under the Collateral Agreement by execution and delivery of an instrument in the form of this Supplement. The undersigned U.S. Subsidiary (the “New U.S. Subsidiary”) is executing this Supplement in accordance with the requirements of the Collateral Agreement and the other Loan Documents to become a Grantor under the Collateral Agreement in order to induce the Secured Parties to extend additional credit and as consideration for credit previously extended, in each case, under the Loan Documents.
     Accordingly, the Collateral Agent and the New U.S. Subsidiary agree as follows:
     SECTION 1. In accordance with Section 5.16 of the Collateral Agreement, the New U.S. Subsidiary by its signature below becomes a U.S. Grantor under the Collateral Agreement with the same force and effect as if originally named therein as a U.S. Grantor and the New U.S. Subsidiary hereby (a) agrees to all the terms and provisions of the Collateral Agreement applicable to it as a U.S. Grantor thereunder and (b) represents and warrants that the representations and warranties made by it as a U.S. Grantor thereunder are true and correct on and as of the date hereof. In furtherance of the foregoing, the New U.S. Subsidiary, as security for the payment and performance in full of the Obligations, does hereby create and grant to the Collateral Agent, its successors and assigns, for the ratable benefit of the Secured Parties, their successors and assigns, a security interest in and lien on all of the New U.S. Subsidiary’s right, title and interest in and to the Collateral of the New U.S. Subsidiary to the extent provided in the Collateral Agreement. Each reference to a “Grantor” and “U.S. Grantor” in the Collateral Agreement shall be deemed to include the New U.S. Subsidiary. The Collateral Agreement is hereby incorporated herein by reference.
     SECTION 2. The New U.S. Subsidiary represents and warrants to the Collateral Agent and the other Secured Parties that this Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with the terms hereof.

     SECTION 3. This Supplement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Supplement shall become effective when the Collateral Agent shall have received counterparts of this Supplement that, when taken together, bear the signatures of the New U.S. Subsidiary and the Collateral Agent. Delivery of an executed signature page to this Supplement by facsimile transmission or other customary means of electronic transmission shall be effective as delivery of a manually signed counterpart of this Supplement.
     SECTION 4. The New U.S. Subsidiary hereby represents and warrants that (a) set forth on Schedule I attached hereto is a true and correct schedule of the information, with respect to such New U.S. Subsidiary, required by the Perfection Certificate the form of which is attached as Exhibit B to the Collateral Agreement and (b) set forth under its signature hereto, is the true and correct legal name of the New U.S. Subsidiary and its jurisdiction of organization.
     SECTION 5. Except as expressly supplemented hereby, the Collateral Agreement shall remain in full force and effect.
          SECTION 6. THIS SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
     SECTION 7. In case any one or more of the provisions contained in this Supplement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and in the Collateral Agreement shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.
     SECTION 8. All communications and notices hereunder shall (except as otherwise permitted by the Collateral Agreement) be in writing and given as provided pursuant to Section 5.01 of the Collateral Agreement.
     SECTION 9. The New U.S. Subsidiary agrees to reimburse the Collateral Agent for its out-of-pocket expenses in connection with this Supplement, including the fees, other charges and disbursements of counsel for the Collateral Agent as provided in Section 5.06 of the Collateral Agreement, mutatis mutandis.
     SECTION 10. The New U.S. Subsidiary is a corporation duly incorporated under the law of Delaware.

     IN WITNESS WHEREOF, the New U.S. Subsidiary and the Collateral Agent have duly executed this Supplement to the Collateral Agreement as of the day and year first above written.

BLUE RIDGE PAPER PRODUCTS INC.,
By	/s/ Helen Dorothy Golding
	Name:	Helen Dorothy Golding
	Title:	Secretary
Address: 41 Main Street, Canton, North Carolina 28716
Legal Name: Blue Ridge Paper Products Inc.
Jurisdiction of Formation: Delaware

THE BANK OF NEW YORK MELLON, as Collateral Agent,
By	/s/ Catherine F. Donohue
	Name:	Catherine F. Donohue
	Title:	Vice President

Schedule I to
Supplement No. 7 to the
Collateral Agreement
Schedule 1
Names

Change in Identity
or Corporate
	Other Legal Names	Structure Within
Grantor’s Exact Legal Name	(including date of change)	the Past 5 years
Blue Ridge Paper Products Inc.	Carolina Paper Company (May 4, 1999)	None

Schedule I to
Supplement No. 7 to the
Collateral Agreement
Schedule 2(a)
Jurisdictions and Locations

Chief Executive
Office or
			Organizational	Registered Office
	Jurisdiction of		Identification Number	Address
Grantor	Organization	Form of Organization	(if any)	(including county)
Blue Ridge Paper	Delaware	Corporation	3013589	41 Main Street,
Products Inc.				Canton, North
Carolina 28716
(Haywood County,
North Carolina)

Schedule I to
Supplement No. 7 to the
Collateral Agreement
Schedule 2(b)
Location of Other Persons that Possess Collateral

Names and Addresses of Other Persons that
Grantor	Possess any Collateral (including county)
Blue Ridge Paper Products Inc.	Rooker Warehouse 140 Voyles Road Athens, GA 30607 (Clarke County)

Blue Ridge Paper Products Inc.	Seapac Inc. 4601 Welcome All Road, Building 6 Atlanta, GA 30349 (Fulton County)

Blue Ridge Paper Products Inc.	Trans Novem Inc. Les Enterprises Real Caron 10001 Ray Lawson Ajou, Quebec H1J 1N9

Blue Ridge Paper Products Inc.	Southeastern Paperboard 100 South Harris Road Greenville, SC 29607 (Greenville County)

Blue Ridge Paper Products Inc.	Robinson Terminal Warehouse Corp. #2 Duke Street Alexandria, VA 22312 (City of Alexandria)

Blue Ridge Paper Products Inc.	Grand Warehouse and Distribution Corp. 9820 Dorchester Chicago, IL 60624 (Cook County)

Blue Ridge Paper Products Inc.	Sunland Distribution 1075 Victor Hill Road Greer, SC 29651 (Greenville County)

Blue Ridge Paper Products Inc.	Midwest Transportation 400 Davidson Street Nashville, TN 37213 (Davidson County)

Blue Ridge Paper Products Inc.	SSA Cooper, LLC 1000 Remount Road N. Charleston, SC 29406 (Charleston County)

Blue Ridge Paper Products Inc.	Sunland Distribution 220 Commerce Drive Greenville, SC 29607 (Greenville County)

Blue Ridge Paper Products Inc.	Steveco Oy Kotkan Konttiterminaali Kotka, Finland 483100

Schedule I to
Supplement No. 7 to the
Collateral Agreement
Schedule 5
UCC Filings

Grantor	UCC Filing Office/County Recorder’s Office
Blue Ridge Paper Products Inc.	Delaware Secretary of State Department of Corporations Uniform Commercial Code Division 401 Federal Street Dover, DE 19901

Schedule I to
Supplement No. 7 to the
Collateral Agreement
Schedule 6
Stock Ownership and Other Equity Interests

			Number of Equity	Percentage of
Grantor	Issuer	Certificate Number	Interests	Ownership
Blue Ridge Paper Products, Inc.	BRPP, LLC	002	100 units	100%

Schedule I to
Supplement No. 7 to the
Collateral Agreement
Schedule 7
Debt Instruments

Grantor	Creditor	Debtor	Type	Amount
None

Schedule I to
Supplement No. 7 to the
Collateral Agreement
Schedule 8
Mortgaged Property and Mortgage Filings

Exact Name of
Mortgaged Property	Exact Name of Owner	Record Owner	Property Address	Filing Office
175 Main Street Canton, NC	Blue Ridge Paper Products Inc.	Blue Ridge Paper Products Inc.	175 Main Street Canton, NC	Register of Deeds of Haywood County, NC

Waynesville Facility Waynesville, NC	Blue Ridge Paper Products Inc.	Blue Ridge Paper Products Inc.	1329 Howell Mill Road Waynesville, NC	Register of Deeds of Haywood County, NC

DairyPak Facility Athens, GA	Blue Ridge Paper Products Inc.	Blue Ridge Paper Products Inc.	600 DairyPak Road Athens, GA	Clerk of the Superior Court of Athens-Clarke County, GA

DairyPak Facility Clinton, IA	Blue Ridge Paper Products Inc.	Blue Ridge Paper Products Inc.	1500 South 14th Street Clinton, IA	Clinton County, IA Recorder’s Office

DairyPak Facility Olmsted Falls, OH	Blue Ridge Paper Products Inc.	Blue Ridge Paper Products Inc.	7920 Mapleway Drive Olmsted Falls, OH	Cuyahoga County, OH Recorder’s Office

Schedule I to
Supplement No. 7 to the
Collateral Agreement
Schedule 9(a)
Intellectual Property
Copyrights and Copyright Applications
COPYRIGHTS OWNED BY BLUE RIDGE PAPER PRODUCTS INC.
U.S. Copyright Registrations

None
Pending U.S. Copyright Applications for Registration
None
Non-U.S. Copyright Registrations
None
Non-U.S. Pending Copyright Applications for Registration
None

Schedule I to
Supplement No. 7 to the
Collateral Agreement
Schedule 9(b)
Intellectual Property
Patents and Patent Applications
PATENTS OWNED BY BLUE RIDGE PAPER PRODUCTS INC.
U.S. Patents
None
U.S. Patent Applications
None
Non-U.S. Patents
None
Non-U.S. Patent Applications
None

Schedule I to
Supplement No. 7 to the
Collateral Agreement
Schedule 9(c)
Intellectual Property
Trademarks and Trademark Applications
TRADEMARK/TRADE NAMES OWNED BY BLUE RIDGE PAPER PRODUCTS INC.
U.S. Trademark Registrations
None
U.S. Trademark Applications
None
State Trademark Registrations
None
Non-U.S. Trademark Registrations
None
Non-U.S. Trademark Applications
None
Trade Names
None

Schedule I to
Supplement No. 7 to the
Collateral Agreement
LICENSES
I. Licenses/Sublicenses of Blue Ridge Paper Products Inc. as Licensor/Sublicensor on Date Hereof
A. Copyrights
U.S. Copyrights
None
Non-U.S. Copyrights
None

Schedule I to
Supplement No. 7 to the
Collateral Agreement
B. Patents
U.S. Patents
None
U.S. Patent Applications
None
Non-U.S. Patents
None
Non-U.S. Patent Applications
None

Schedule I to
Supplement No. 7 to the
Collateral Agreement
C. Trademarks
U.S. Trademarks
None
U.S. Trademark Applications
None
Non-U.S. Trademarks
None
Non-U.S. Trademark Applications
None

Schedule I to
Supplement No. 7 to the
Collateral Agreement
D. Others
None

Schedule I to
Supplement No. 7 to the
Collateral Agreement
II.	Licenses/Sublicenses of Blue Ridge Paper Products Inc. as Licensee/Sublicensee on Date Hereof
A. Copyrights
U.S. Copyrights
None
Non-U.S. Copyrights
None

Schedule I to
Supplement No. 7 to the
Collateral Agreement
B. Patents
U.S. Patents

	Date of
Licensor Name	License/
and Address	Sublicense	Issue Date	Patent No.
Strawpak Technologies Inc. 125 Mary Street Aurora, Ontario L4G 1G3 Canada	12/15/2005	5/18/1998	6,116,446

Strawpak Technologies Inc. 125 Mary Street Aurora, Ontario L4G 1G3 Canada	12/15/2005	11/16/2000	6,354,062

Strawpak Technologies Inc. 125 Mary Street Aurora, Ontario L4G 1G3 Canada	12/15/2005	9/23/1999	6,431,434

Strawpak Technologies Inc. 125 Mary Street Aurora, Ontario L4G 1G3 Canada	12/15/2005	11/25/1999	6,494,332
U.S. Patent Applications
None
Non-U.S. Patents

	Licensor Name	Date of License/	Issue	Non-U.S.
Country	and Address	Sublicense	Date	Patent No.
United Kingdom	Strawpak Technologies Inc. 125 Mary Street Aurora, Ontario L4G 1G3 Canada	12/15/2005	12/15/2004	1265788A2
Non-U.S. Patent Applications

	Licensor Name	Date of License/	Date
Country	and Address	Sublicense	Filed	Application No.
Mexico	Strawpak Technologies Inc. 125 Mary Street Aurora, Ontario L4G 1G3 Canada	12/15/2005	11/13/2001	PA/a/2001/011572

Japan	Strawpak Technologies Inc. 125 Mary Street Aurora, Ontario L4G 1G3 Canada	12/15/2005	5/13/1999	2000-549519

Schedule I to
Supplement No. 7 to the
Collateral Agreement
C. Trademarks
U.S. Trademarks
None
U.S. Trademark Applications

Licensor Name	Date of License/		Date
and Address	Sublicense	U.S. Mark	Filed	Application No.
MilkMedia, Inc. 9 Desbrosses Street, #512 New York, NY 10013	1/24/2007	Milk Rocks!	6/13/2006	78/906,846

MilkMedia, Inc. 9 Desbrosses Street, #512 New York, NY 10013	1/24/2007	Juice Rocks!	9/22/2006	77/005,008
Non-U.S. Trademarks
None
Non-U.S. Trademark Applications
None

Schedule I to
Supplement No. 7 to the
Collateral Agreement
D. Others
None

Schedule I to
Supplement No. 7 to the
Collateral Agreement
Schedule 10
Commercial Tort Claims

Grantor/Plaintiff	Defendant	Description
None

Schedule I to
Supplement No. 7 to the
Collateral Agreement
Schedule 11
Deposit Accounts

Depositary
Institution
Grantor	(including address)	Type of Account	Account Number
Blue Ridge Paper Products Inc.	First Citizens Bank PO Box 2220 Asheville, NC 28802	Blocked Bank Account	[____________]

Blue Ridge Paper Products Inc.	First Citizens Bank PO Box 2220 Asheville, NC 28802	Master Bank Account	[____________]

Blue Ridge Paper Products Inc.	First Citizens Bank PO Box 2220 Asheville, NC 28802	Accounts Payable	[____________]

Blue Ridge Paper Products Inc.	First Citizens Bank PO Box 2220 Asheville, NC 28802	Payroll Account	[____________]

Blue Ridge Paper Products Inc.	Bank of America 901 Account Main Street, 10th Flr Dallas, TX 75202	Bank of America	[____________]

Schedule I to
Supplement No. 7 to the
Collateral Agreement
Schedule 12
Securities Accounts

Intermediary Institution
Grantor	(including address)	Type of Account	Account Number
None